UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	#51-0380839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000
Registrant’s Telephone Number, Including Area Code

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
EXHIBIT 99

ITEM 9. REGULATION FD DISCLOSURE (The information contained in this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition”)

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with the Securities and Exchange Commission’s Release Nos. 33-8216 and 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

On July 7, 2003, Websense, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.
Date: July 7, 2003	By /s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)